SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):January 8, 2015

PROBE MANUFACTURING, INC.

(Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
17475 Gillette Avenue, Irvine, CA 92614
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On January 8, 2015, Mr. Kevin Scott, age 51, was appointed as an Independent Director of the Company, to serve until the next annual meeting of the Shareholders and/or until his successor is duly appointed.

Mr. Scott, is President of SK Polymers, Inc., which provides distribution and consulting services in the North American Petro-Chemical market.  Mr. Scott brings 25 years of expertise in marketing and procurement stemming from his previous positions at privately held groups such as Rimpac International and Major North American Petro Chemical companies such as Eastman Chemical Company, Ineos and Lyondell Basell.  Mr. Scott currently serves as board chair of the Children’s Dental Center of Greater Los Angeles, an organization that provides education, dental screening and clinical services to the underserved children of Los Angeles.  Mr. Scott received his B.S. degree from Franklin University in Business Administration.  The Board of Directors believes that Mr. Scott’s experience in consulting, marketing, and procurement would be a valuable asset to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.

Date: February 25, 2015

By: /s/ Kambiz Mahdi

Kambiz Mahdi

Chief Executive Officer